UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 31, 2018

ADVERUM BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36579	20-5258327
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1035 O’Brien Drive

Menlo Park, CA 94025

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 272-6269

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 31, 2018, Adverum Biotechnologies, Inc. (“Adverum”) held its 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, California. Stockholders who owned Adverum’s common stock at the close of business on April 10, 2018, the record date for the 2018 Annual Meeting, were entitled to vote at the 2018 Annual Meeting. As of the record date, 62,233,215 shares of Adverum’s common stock were outstanding and entitled to vote at the 2018 Annual Meeting. At the 2018 Annual Meeting, 52,481,483 shares of Adverum’s common stock were voted in person or by proxy for the two proposals set forth below, each of which is described in Adverum’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 20, 2018.

Proposal No. 1. Election of Directors.

Adverum’s stockholders elected the Class I director nominees below to Adverum’s Board of Directors, each to hold office until the 2021 Annual Meeting of Stockholders and his successor is elected and has qualified, or until his earlier death, resignation or removal.

	Votes For	Votes Withheld	Broker Non- Votes
Paul B. Cleveland	23,031,985	14,203,139	15,246,359
Eric G. Carter, M.D., Ph.D.	36,879,696	355,428	15,246,359
Thomas Woiwode, Ph.D.	23,085,942	14,149,182	15,246,359

Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm.

Adverum’s stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of Adverum for its fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non- Votes
52,119,024	170,978	191,481	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2018	ADVERUM BIOTECHNOLOGIES, INC.

	By:	/s/ Leone Patterson
Leone Patterson, Senior Vice President and Chief Financial Officer and Interim President and Chief Executive Officer